Exhibit 32.1

CERTIFICATIONS OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Mark D. Erion, President, Chief Executive Officer and Chief Scientific Officer of Metabasis Therapeutics, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to my knowledge:

1. The Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

Date: May 15, 2009	By:	/s/ Mark D. Erion
Mark D. Erion, Ph.D., President, Chief Executive Officer and Chief Scientific Officer

I, Tran B. Nguyen, Vice President, Chief Financial Officer, Treasurer and Corporate Secretary (Principal Financial Officer) of Metabasis Therapeutics, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to my knowledge:

1. The Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

Date: May 15, 2009	By:	/s/ Tran B. Nguyen
Tran B. Nguyen, M.B.A. Vice President, Chief Financial Officer, Treasurer and Corporate Secretary (Principal Financial Officer)